Exhibit 10.3

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated April 13, 2012

Among

RESOLUTE ENERGY CORPORATION,

as Borrower,

CERTAIN OF ITS SUBSIDIARIES,

as Guarantors,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

The Lenders Party Hereto

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”), dated as of April 13, 2012, is by and among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain of its subsidiaries (collectively, the “Guarantors”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and the lenders party hereto (the “Lenders”).

Recitals

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the other lenders party thereto entered into that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2010 (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated April 18, 2011 and the Second Amendment to Second Amended and Restated Credit Agreement dated April 25, 2011 and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement to, among other things, lower the Applicable Margin, extend the Maturity Date and increase the Maximum Credit Amount; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders are willing to amend the Credit Agreement and to take such other actions as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Each capitalized term used in this Third Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Third Amendment refer to sections of the Credit Agreement. For purposes of this Third Amendment the following terms shall have the meanings given such terms below:

“Denbury Acquisition Agreement” means the Purchase and Sale Agreement dated on or about April 9, 2012, by and between Denbury Onshore, LLC and Encore Operating, L.P., as sellers, and Resolute Aneth and NNOG, as buyers.

“Denbury Acquisition Properties” means the Leases, Wells and Unit Interests, as such terms are defined in the Denbury Acquisition Agreement, as well as other property to be acquired pursuant to the Denbury Acquisition Agreement.

“Navajo Preferential Right” means the Navajo Nation’s statutory preferential purchase right with respect to any Denbury Acquisition Property initially acquired by the Borrower or any of its Subsidiaries.

ARTICLE II

Amendments

Section 2.01 Amendments to Section 1.02 of the Credit Agreement. Subject to Article IV of this Third Amendment, the Credit Agreement is amended as follows:

(a) Section 1.02 of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:

“NNOG Purchase and Sale Agreement” means that certain Purchase and Sale Agreement dated on or about April 9, 2012, by and among NNOG, as buyers, and the Borrower, as sellers.

“‘Third Amendment’ means that certain Third Amendment to Second Amended and Restated Credit Agreement, dated as of April 13, 2012, among the Borrower, the Administrative Agent and the Lenders party thereto.”

“‘Third Amendment Effective Date’ means the first Business Day on which all of the conditions precedent set forth in Article IV of the Third Amendment shall have been satisfied.”

(b) The definition of “Aggregate Maximum Credit Amounts” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“‘Aggregate Maximum Credit Amounts’ at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06. The Aggregate Maximum Credit Amount of the Lenders is $1,000,000,000 at the time of the Third Amendment Effective Date.”

(c) The definition of “Agreement” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“‘Agreement’ means this Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, as the same may from time to time be amended, modified, supplemented or restated.”

(d) The definition of “Applicable Margin” in Section 1.02 of the Credit Agreement is hereby amended by deleting “Borrowing Base Utilization Grid” in its entirety and inserting the following in lieu thereof:

	Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	≥25%, but <50%	≥50%, but <75%	≥75%, but <90%	≥90%
ABR Loans	0.500%	0.750%	1.000%	1.250%	1.500%
Eurodollar Loans	1.500%	1.750%	2.000%	2.250%	2.500%
Commitment Fee	0.375%	0.375%	0.500%	0.500%	0.500%

(e) The definition of “Maturity Date” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“‘Maturity Date’ means April 13, 2017.”

Section 2.02 Amendment to Annex I. Annex I to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Annex I attached hereto.

Section 2.03 Amendment to Section 9.02(f). Section 9.02(f) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“Unsecured Debt with a maturity date that is at least six (6) months after the Maturity Date; provided that for each $1.00 of such unsecured Debt over $275,000,000 incurred by the Loan Parties in the aggregate, the Borrowing Base shall be reduced, effective immediately upon the incurrence of such unsecured Debt, by $0.25 and any mandatory prepayments required by Section 3.04(c)(iii) shall be made concurrently therewith.”

Section 2.04 Amendment to Section 9.12(c)(i). Section 9.12(c)(i) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“ninety percent (90%) of the consideration (after assumption of liabilities) received in respect of such Transfer shall be cash or Oil and Gas Properties,”

Section 2.05 Amendment to Section 9.12(c)(iii). Section 9.12(c)(iii) of the Credit Agreement is hereby amended by adding the following at the end thereof after the words “shall be made concurrently” and immediately before the word “and”:

“, provided that this Section 9.12(c)(iii) shall not apply to the Transfer of any Borrowing Base Property pursuant to the NNOG Purchase and Sale Agreement,”

Section 2.06 Amendment to Section 9.19(a). Section 9.19(a) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“Hedging Agreements in respect of commodities (i) with an Approved Counterparty and (ii) which, when aggregated with all other commodity Hedging Agreements of the Loan Parties then in effect (but excluding all basis differential swaps on volumes already hedged pursuant to other Hedging Agreements), do not have the net effect of constituting a call (whether under physical or derivative Hedging Agreements) on more than (A) 85% of the reasonably anticipated projected production from proved Oil and Gas Properties of the Loan Parties for the first two years during the period during which such Hedging Agreements are in effect for each of crude oil and natural gas, calculated separately and (B) the greater of 75% of the reasonably anticipated projected production from proved Oil and Gas Properties of the Loan Parties or 85% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties of the Loan Parties for the period after such two year period during which such Hedging Agreements are in effect for each of crude oil and natural gas, calculated separately. In no event shall any Hedging Agreement (1) be entered into for speculative or investment purposes or (2) be for a term of longer than 60 months; provided however, a Hedging Agreement which was entered into as a hedge but is deemed to be “speculative” for accounting purposes shall not be considered “speculative” under this Section 9.19(a) merely by virtue of such accounting treatment.”

Section 2.07 Scheduled Redetermination of the Borrowing Base. Effective as of the date hereof, the Borrowing Base shall be $330,000,000, subject to later redeterminations as provided in the Credit Agreement. The Borrower and the Lenders agree that this redetermination shall constitute the Scheduled Redetermination scheduled to occur on April 1, 2012.

ARTICLE III

Release of Denbury Acquisition Properties Upon Exercise of Navajo Preferential Right

In the event the Navajo Nation exercises its Navajo Preferential Right, then the Administrative Agent agrees to release any Lien in favor of the Administrative Agent on any Denbury Acquisition Property purchased by the Navajo Nation.

ARTICLE IV

Conditions Precedent (Third Amendment Effective Date)

The effectiveness of Article II of this Third Amendment shall be subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received from the Borrower, each of the Guarantors and each of the Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Persons.

(b) The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

(c) The Administrative Agent shall have received an opinion addressed to the Administrative Agent and the Lenders from Michael Stefanoudakis, general counsel of the Loan Parties.

(d) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party setting forth (i) resolutions of its board of directors (or its equivalent) with respect to the authorization of such party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers (or its equivalent) of it (x) who are authorized to sign the Loan Documents to which it is a party and (y) who will, until replaced by another officer or officers (or its equivalent) duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement and the transactions contemplated thereby, (iii) specimen signatures of such authorized officers (or its equivalent), and (iv) the Organizational Documents of it, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the applicable Loan Party to the contrary.

(e) The Administrative Agent shall have received certificates of Secretary of State of the State of Delaware with respect to the existence, qualification and good standing of each Loan Party.

(f) Resolute Aneth and NNOG shall have executed and delivered a Ratification to the Subordination Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

(g) The Administrative Agent shall have received duly executed Notes payable to each Lender that has, on or before April 13, 2012, requested a Note in a principal amount equal to its Maximum Credit Amount dated as of the Third Amendment Effective Date.

ARTICLE V

Representations and Warranties

Each Loan Party hereby represents and warrants to each Lender that:

(a) Each of the representations and warranties made by it under the Credit Agreement and each other Loan Document is true and correct on and as of the actual date of its execution of this Third Amendment, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct as of such specified date.

(b) At the time of, and immediately after giving effect to, this Third Amendment, no Default has occurred and is continuing.

(c) The execution, delivery and performance by it of this Third Amendment have been duly authorized by it.

(d) This Third Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(e) The execution, delivery and performance by it of this Third Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of it or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Third Amendment or any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any Restricted Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the it or such Restricted Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of any Loan Party or any Restricted Subsidiary (other than the Liens created by this Third Amendment or the Loan Documents and any unexpired and unexercised Navajo Preferential Right).

ARTICLE VI

Assignment and Assumption

Section 6.01 For an agreed consideration, each Lender (individually an “Assignor” and collectively, the “Assignors”) hereby irrevocably sells and assigns, severally and not jointly, (i) all of such Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to its Commitment and Credit Exposure, as the case may be, identified in Annex II attached hereto and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively for all Assignors as the “Assigned Interests”) to the Lenders (individually, an “Assignee” and, collectively, the “Assignees”) set forth on Annex I to this Third Amendment (which shall replace the existing Annex I to the Credit Agreement as of the Third Amendment Effective Date), and each Assignee hereby irrevocably purchases and assumes from each Assignor such Assignee’s percentage (as set forth on Annex I to this Third Amendment) of the Assigned Interests, subject to and in accordance with the Credit Agreement and this Third Amendment, as of the Third Amendment Effective Date. Such sale and assignment is without recourse to the Assignors and, except as expressly provided in this Third Amendment, without representation or warranty by the Assignors.

Section 6.02 From and after the Third Amendment Effective Date, the Administrative Agent shall distribute all payments in respect of the Assigned Interests (including payments of principal, interest, fees and other amounts) to the appropriate Assignors for amounts which have accrued to but excluding the Third Amendment Effective Date and to the appropriate Assignees for amounts which have accrued from and after the Third Amendment Effective Date.

Section 6.03 Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the percentage of the Assigned Interest set forth on Annex II attached hereto, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated by this Article VI; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made by any other Person in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Section 6.04 Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated hereby, (ii) it satisfies the requirements specified in the Credit Agreement and this Third Amendment that are required to be satisfied by it in order to acquire the percentage of the Assigned Interests set forth in Annex I to this Third Amendment, (iii) from and after the Third Amendment Effective Date, it shall have the obligations of a Lender thereunder to the extent of its percentage (as set forth on Annex I to this Third Amendment) of the Assigned Interests, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Third Amendment and to purchase its percentage of the Assigned Interests on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, it has supplied to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 6.05 After giving effect to the assignments in Section 6.01 of this Third Amendment, UBS Loan Finance LLC (the “Exiting Lender”) shall cease to be a party hereto as of the Third Amendment Effective Date and shall no longer be a “Lender”. The Exiting Lender joins in the execution of this Third Amendment solely for purposes of effectuating this Third Amendment pursuant to Article IV hereof and assigning their Assigned Interests pursuant to this Article VI.

ARTICLE VII

Miscellaneous

Section 7.01 Credit Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Third Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Third Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise. All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Third Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Third Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Third Amendment.

Section 7.02 GOVERNING LAW. THIS THIRD AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.03 Descriptive Headings, Etc. The descriptive headings of the sections of this Third Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The statements made and the terms defined in the recitals to this Third Amendment are hereby incorporated into this Third Amendment in their entirety.

Section 7.04 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Third Amendment, the Loan Documents and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent. The agreement set forth in this Section 7.04 shall survive the termination of this Third Amendment and the Credit Agreement.

Section 7.05 Entire Agreement. This Third Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof. This Third Amendment is a Loan Document executed under the Credit Agreement.

Section 7.06 Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of the signature page of this Third Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 7.07 Successors. The execution and delivery of this Third Amendment by any Lender shall be binding upon each of its successors and assigns.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the date first written above.

BORROWER:

RESOLUTE ENERGY CORPORATION

	By:	/s/ Theodore Gazulis
Theodore Gazulis
Executive Vice President and Chief Financial Officer

GUARANTORS:	HICKS ACQUISITION COMPANY I, INC.

RESOLUTE ANETH, LLC

RESOLUTE WYOMING, INC. (f/k/a Primary Natural Resources, Inc.)

RESOLUTE NATURAL RESOURCES COMPANY, LLC (f/k/a Resolute Natural Resources Company)

BWNR, LLC

WYNR, LLC

RESOLUTE NORTHERN ROCKIES, LLC

RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC

	By:	/s/ Theodore Gazulis
Theodore Gazulis
Executive Vice President and Chief Financial Officer

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT
AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association, as Administrative Agent and a Lender

	By:	/s/ Tim T. Green

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Tim T. Green

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

LENDER:	BANK OF MONTREAL

	By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Director

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

LENDER:	DEUTSCHE BANK TRUST COMPANY AMERICAS

	By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

	By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

LENDER:	UBS LOAN FINANCE LLC

	By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:
	Name:	Joeslin Fernandes
	Title:	Associate Director

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

LENDER:	UNION BANK, N.A.

	By:	/s/ Zachary Holly
	Name:	Zachary Holly
	Title:	Assistant Vice President

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

LENDER:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ Ryan K. Michael
	Name:	Ryan K. Michael
	Title:	Senior Vice President

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Mark E. Thompson
	Name:	Mark E. Thompson
	Title:	Senior Vice President

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

LENDER:	BARCLAYS BANK PLC

	By:	/s/ Sreedhar R. Kona
	Name:	Sreedhar R. Kona
	Title:	Assistant Vice President

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

LENDER:	COMERICA BANK

	By:	/s/ Katya Evseev
	Name:	Katya Evseev
	Title:	Corporate Banking Officer

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

LENDER:	CAPITAL ONE, N.A.

	By:	/s/ Nancy M. Mak
	Name:	Nancy M. Mak
	Title:	Vice President

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

LENDER:	CITIBANK, N.A.

	By:	/s/ John F. Miller
	Name:	John F. Miller
	Title:	Attorney-in-Fact

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

LENDER:	GUARANTY BANK AND TRUST COMPANY

	By:	/s/ Gail J. Nofsinger
	Name:	Gail J. Nofsinger
	Title:	Senior Vice President

Signature Page to

Third Amendment to Second Amended and Restated Credit Agreement

ANNEX I

MAXIMUM CREDIT AMOUNTS

(as of the Third Amendment Effective Date)

Lender	Maximum Credit Amount	Applicable Percentage

Wells Fargo Bank, National Association	$136,363,636.36	13.636363636%

Bank of Montreal	$136,363,636.36	13.636363636%

Citibank, N.A.	$118,181,818.18	11.818181818%

Deutsche Bank Trust Company Americas	$109,848,484.85	10.984848485%

UBS Loan Finance LLC	$0.00	0.000000000%

Union Bank, N.A.	$109,848,484.85	10.984848485%

U.S. Bank National Association	$84,848,484.85	8.484848485%

Barclays Bank PLC	$84,848,484.85	8.484848485%

Comerica Bank	$84,848,484.85	8.484848485%

Branch Banking & Trust	$51,515,151.52	5.151515152%

Capital One, N.A.	$51,515,151.52	5.151515152%

Guaranty Bank and Trust Company	$31,818,181.82	3.181818182%

Total:	$1,000,000,000.00	100.0%

ANNEX II

MAXIMUM CREDIT AMOUNTS

(immediately prior to the Third Amendment Effective Date)

Lender	Maximum Credit Amount	Applicable Percentage

Wells Fargo Bank, National Association	$57,692,307.70	11.538461539%

Bank of Montreal	$57,692,307.70	11.538461539%

Citibank, N.A.	$41,346,153.84	8.269230770%

Deutsche Bank Trust Company Americas	$52,884,615.38	10.576923076%

UBS Loan Finance LLC	$52,884,615.38	10.576923076%

Union Bank, N.A.	$52,884,615.38	10.576923076%

U.S. Bank National Association	$40,384,615.38	8.076923076%

Barclays Bank PLC	$40,384,615.38	8.076923076%

Comerica Bank	$40,384,615.38	8.076923076%

Branch Banking & Trust	$23,076,923.08	4.615384615%

Capital One, N.A.	$25,000,000.00	5.000000000%

Guaranty Bank and Trust Company	$15,384,615.38	3.076923076%

Total:	$500,000,000.00	100.0%